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                                                                     Exhibit 1.1


                   THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

                                    ---------
                         ___% TRUST PREFERRED SECURITIES
                                       OF
                      CLEVELAND ELECTRIC FINANCING TRUST I




                             UNDERWRITING AGREEMENT








__________ ___, 2001


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                                                              ________ ___, 2001



MORGAN STANLEY & CO. INCORPORATED
and the other Underwriters listed on Annex A hereto

C/O MORGAN STANLEY & CO. INCORPORATED
1585 BROADWAY
New York, NY 10036



Dear Sirs:

         Cleveland Electric Financing Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), and The Cleveland Electric Illuminating Company, an Ohio corporation, (hereinafter called the "Company"), as owner of the trust interests represented by common securities (the "Common Securities") issued by the Trust and as guarantor (the "Guarantor"), propose that the Trust issue an aggregate number of __________ of its preferred securities (the "Preferred Securities") designated as ___% Trust Preferred Securities representing undivided beneficial interests in the assets of the Trust, guaranteed by the Guarantor as to the payment of distributions, and as to payments on liquidation or redemption, to the extent set forth in the Guarantee Agreement to be dated as of ________ ___, 2001 (the "Guarantee") between the Guarantor and The Bank of New York, as trustee (the "Guarantee Trustee"). The proceeds of the sale of the Preferred Securities by the Trust are to be invested in ___% Subordinated Debentures, Due 2031 (the "Subordinated Debentures") of the Company, to be issued pursuant to an Indenture to be dated as of ________ ___, 2001 (the "Indenture") between the Company and The Bank of New York, as trustee (the "Debenture Trustee"). The Preferred Securities shall have the designation, preferences, rights, powers and restrictions set forth in the Trust's Amended and Restated Trust Agreement to be dated as of ________ ___, 2001 (the "Trust Agreement"). The Preferred Securities and the Subordinated Debentures are more fully described in the Prospectus hereinafter referred to.

         The Company and the Trust have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-2 (Nos. 333-64776 and 333-64776-01), including a preliminary prospectus relating to the Preferred Securities, the Guarantee and the Subordinated Debentures, and will file with or electronically transmit for filing to the Commission a final form of a prospectus specifically relating to the terms of the Preferred Securities, the Guarantee and the Subordinated Debentures pursuant to Rule 424 under the Securities Act of 1933 (the "Act"). Such registration statement has become effective. The term "Registration Statement" means such registration statement as amended at the time it became effective, including any information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act. The term "Prospectus" means the final prospectus specifically relating to the Preferred Securities, as filed with or electronically transmitted for filing to the Commission pursuant to Rule 424. The term "preliminary prospectus" means the preliminary prospectus specifically relating to the Preferred Securities contained in the Registration Statement at the time it became effective. As used herein, the terms "Registration Statement," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein.

                                       I.

         The Company and the Trust hereby agree that the Trust sell to the several Underwriters named on Annex A hereto, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree to purchase from the Trust, severally and not jointly, the number of Preferred Securities set forth on Annex A hereto opposite their names at a purchase price of $25.00 per Preferred Security.

         The Company agrees to issue the Subordinated Debentures to the Trust concurrently with the issue and sale of the Preferred Securities as contemplated herein. The Company hereby guarantees the timely performance by the Trust of its obligations under Articles I and III herein. The Trust agrees to purchase the Subordinated Debentures with the proceeds of, and concurrently with, the issue and sale of the Preferred Securities.


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         As compensation to the Underwriters for their commitments hereunder, and because the proceeds of the sale of the Preferred Securities will be loaned by the Trust to purchase the Subordinated Debentures from the Company, the Company hereby agrees to pay on the Closing Date to the Underwriters an amount equal to (i) in the case of such number of Preferred Securities as are reserved by the Underwriters for sale to institutional investors, $___ per Preferred Security and (ii) in the case of such number of Preferred Securities as are not so reserved, $____ per Preferred Security. The Underwriters shall inform the Company in writing, not later than 12:00 noon New York time on the business day prior to the Closing Date, of the number of Preferred Securities reserved for sale to such institutional investors.

                                      II.

         The Company and the Trust are advised by you that the Underwriters propose to make a public offering of their respective Preferred Securities as soon after this underwriting agreement (the "Agreement") is entered into as in your judgment is advisable. The Company and the Trust are further advised by you that the Preferred Securities are to be offered to the public at a public offering price of $25 per Preferred Security and to certain dealers selected by you at a price which represents a concession not in excess of $___ per Preferred Security under the public offering price of the Preferred Securities, and that any Underwriter may allow, and such dealers may reallow, a concession not in excess of $___ per Preferred Security to certain other dealers.

                                      III.

         Payment for the Preferred Securities shall be made to the Trust or its order by wire transfer or by certified or official bank check or checks in immediately available funds at the office of Pillsbury Winthrop LLP, One Battery Park Plaza, New York, N.Y., at 10:00 o'clock A.M., New York City time, on __________ ___, 2001, or at such other time on the same or such other date, not later than __________ ___, 2001, as we shall mutually agree, upon delivery of the certificate(s) representing the Preferred Securities. Certificates for the Preferred Securities shall be in definitive form and registered in such names and in such denominations as you shall request in writing not less than two full business days prior to the date of delivery. The time and date of such payment and delivery are herein referred to as the Closing Date.

                                      IV.

         The Company represents and warrants to you that as of the date hereof:

                  (a) (i) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto or filed pursuant to Rule 424 under the Act complied when so filed in all material respects with the Act and the applicable rules and regulations of the Commission thereunder, and each document incorporated by reference therein complied when originally filed in all material respects with the requirements of the Act or the Exchange Act pursuant to which it was filed and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement and the Prospectus, as amended or supplemented or modified by the filing of a document incorporated by reference therein, will comply (at a time of such amendment, supplement or modification and, if amended, supplemented or modified prior to the Closing Date, on the Closing
         Date) in all material respects with the Act and the applicable rules and regulations thereunder, (iii) the preliminary prospectus does not contain and the Prospectus, in the form used by the Underwriters to confirm sales and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iv) the Registration Statement, as amended or supplemented or modified by the filing of a document incorporated by reference therein, will not contain (at the time of such amendment, supplement or modification and, if amended, supplemented or modified prior to the Closing Date, on the Closing
         Date) any untrue statement of a material fact or omit to state a material fact required to be stated or necessary in order to make the statements therein not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement or the Prospectus, in each case as amended, supplemented or modified, or any preliminary prospectus, based upon information furnished to the Company and the Trust in writing by you or by any Underwriter expressly for use therein.

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                  (b) The Company has been duly incorporated and is validly
         existing as a corporation in good standing under the laws of the State of Ohio, has the corporate power and authority to own its property and to conduct its business as described in the preliminary prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

                  (c) Each Significant Subsidiary (as defined below) of the Company (i) other than those subsidiaries specified in clause (ii) of this Section IV(c) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has corporate power and authority to own its property and to conduct its business as presently being conducted or
         (ii) that is not a corporation is a limited partnership, has been duly formed and is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its formation, and has full power and authority to own its property and to conduct its business as presently being conducted; and, in either case, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. "Significant Subsidiary" shall have the meaning as set forth in Rule 1-02 of Regulation S-X under the Act.

                  (d) The Trust was duly created and is validly existing in good standing as a business trust under the Business Trust Act (the "Delaware Act") of the State of Delaware, and, under the Delaware Act and the Trust Agreement, has the power and authority to own property and conduct its business as described in the Prospectus.

                  (e) The financial statements included or incorporated by reference in the preliminary prospectus and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries and the results of their operations for the periods specified; and except as otherwise stated in the preliminary prospectus and the Prospectus, those financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

                  (f) This Agreement has been duly authorized, executed and delivered by the Company.

                  (g) The Guarantee has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement enforceable against the Company in accordance with its terms except as the same may be limited in bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or in law) and by an implied covenant of good faith and fair dealing.

                  (h) The Preferred Securities have been duly authorized by the Trust Agreement, and, when issued and delivered against payment therefor as provided herein by the Company, will be validly issued, fully paid and nonassessable undivided beneficial interests in the assets of the Trust, not subject to any preemptive or similar rights; the certificates for the Preferred Securities are in due and proper form; neither the Company as holder of the Common Securities nor any holder of outstanding shares of capital stock of the Company is entitled to preemptive or other rights to subscribe for the Preferred Securities.

                  (i) The Subordinated Debentures have been duly authorized, executed, authenticated and delivered and constitute binding and valid obligations of the Company in accordance with the terms thereof, subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

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                  (j) The execution, delivery and performance by the Company of the Trust Agreement has been duly authorized by all the necessary corporate action on the part of the Company; the Trust Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with the terms thereof, subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

                  (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Trust Agreement, the Indenture, the Guarantee, the Preferred Securities and the Subordinated Debentures will not contravene any provision of applicable law or the articles of incorporation or code of regulations of the Company or any agreement or other instrument binding upon the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Trust Agreement, the Indenture, the Guarantee, the Preferred Securities or the Subordinated Debentures, except such as may be required by the securities or Blue Sky laws of the various states and the Act in connection with the offer of the Preferred Securities and from the Public Utilities Commission of Ohio (whose approval for the performance by the Company of its obligations under the Agreement, the Trust Agreement, the Indenture, the Guarantee, the Preferred Securities and the Subordinated Debentures has been obtained).

                  (l) Since the respective dates as of which information is given in the Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the business, properties, condition (financial or otherwise) or in the operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (m) Neither the Company nor any subsidiary of the Company is in violation of its respective articles of incorporation or regulations, partnership agreement or other organizational documents and neither the Company nor any subsidiary of the Company is in default in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which it is a party or by which any of them is bound, or to which any of its property or assets is subject, except such violations or defaults as have been waived or which would not have, singly or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (n) Other than as disclosed in the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any subsidiary of the Company is a party or to which any of the properties of the Company or any subsidiary of the Company is subject wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations of the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to, perform its obligations under this Agreement, or to consummate the transactions contemplated by the Prospectus.

                  (o) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                  (p) The Company and each of its subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except in cases in which that noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or failure to comply with the terms and

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         conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (q) The Company is a "subsidiary" of FirstEnergy Corp., which is a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. FirstEnergy Corp. is exempt from regulation under the Public Utility Holding Company Act pursuant to Section 3(a)(1) thereof and the rules and regulations thereunder promulgated by the Securities and Exchange Commission (the "Commission") and, therefore, the Company is also exempt from such regulation.

                                       V.

         The joint and several obligations of the Company and the Trust and the several obligations of the Underwriters hereunder are subject to the condition that an appropriate order or orders of the Public Utilities Commission of Ohio permitting the issuance and sale of the Preferred Securities as contemplated hereby and containing no provision unacceptable to the Underwriters (it being understood that no order known to the Underwriters and in effect on the date hereof contains any such unacceptable provision) shall have been entered not later than the close of business on the day when the public offering price shall be determined and shall be in full force and effect as of the Closing Date.

         The several obligations of the Underwriters hereunder are subject to the following further conditions:

                  (a) (i) No stop order suspending the effectiveness of the Registration Statement shall be in effect, no order of the Commission directed to the adequacy or accuracy of any document incorporated by reference therein shall be in effect, and no proceedings for either purpose shall be pending before or threatened by the Commission; (ii) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436 (g) (2) under the Act (a "Rating"); (iii) (x) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, no notice shall have been given of an intended or potential downgrading of the Rating of any of the Company's securities and (y) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or other, or in the earnings, business or operations, of the Company and its subsidiaries taken as a whole, from that set forth in the Registration Statement, that in your judgment is material and adverse and which, in either case, makes it, in your judgment, impracticable to market the Preferred Securities; and (iv) you shall have received on the Closing Date certificates, dated the Closing Date and signed by an executive officer of the Company and an Administrative Trustee (as defined in the Trust Agreement) of the Trust, in each case to the effect set forth in clause (i) above, and in the case of the Company's certificate but not the Trust's certificate, to the effect set forth in clause (ii) above and in each case to the effect that the representations and warranties of the Company or the Trust, as the case may be, contained herein are true and correct as of the Closing Date and in the case of the Company's certificate but not the Trust's certificate, to the effect that there shall not have occurred any material adverse changes, in the condition, financial or other, or in the earnings, business or operations, of the Company and its subsidiaries taken as a whole, from that set forth in the Registration Statement (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement). In each case, the officer or trustee signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (b) You shall have received, on and as of the Closing Date, the favorable opinion of David L. Feltner, Esq., Associate General Counsel for the Company, or of such other member or members of the bar of the State of Ohio who may be designated for that purpose by the Company and who shall not be unsatisfactory to your counsel, to the effect that:

                           (i) the Company was duly organized and is validly
                  existing under the laws of the State of Ohio, and has due corporate authority to carry on the public utility business in which it is engaged and to own and operate the properties owned and used by it in such business;

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                           (ii) the Trust was duly created and is validly
                  existing in good standing as a business trust under the Delaware Act, and, under the Delaware Act and the Trust Agreement, has the power and authority to own property and conduct its business as described in the Prospectus;

                           (iii) the statements made in the Prospectus under the
                  captions "Description of the Preferred Securities," "Description of the Guarantee," and "Description of the Subordinated Debentures" insofar as such statements constitute summaries of the legal matters or documents referred to therein, are accurate in all material respects;

                           (iv) the Preferred Securities have been duly
                  authorized by the Trust Agreement, and, when issued and delivered against payment therefor as provided herein, will be validly issued, and subject to the qualifications set forth in such opinion, fully paid and nonassessable undivided beneficial interests in the assets of the Trust, not subject to any preemptive or similar rights; the certificates for the Preferred Securities are in due and proper form; neither the Company as holder of the Common Securities nor any holder of outstanding shares of capital stock of the Company is entitled to preemptive or other rights to subscribe for the Preferred Securities;

                           (v) the Subordinated Debentures have been duly
                  authorized, executed, authenticated and delivered and constitute binding and valid obligations of the Company in accordance with the terms thereof, subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing;

                           (vi) all legally required proceedings in connection
                  with the authorization, issue and validity of the Preferred Securities and the Subordinated Debentures and the sale of the Preferred Securities by the Trust and the sale of the Subordinated Debentures by the Company to the Trust in accordance with this Agreement have been taken and all legally required orders, consents or other authorizations or approvals of the Commission, of PUCO and of any other public boards or bodies (other than in connection with or in compliance with the provisions of the securities or Blue Sky laws of any jurisdiction, as to which such counsel need not express an opinion) have been obtained;

                           (vii) the Indenture has been duly qualified under the
                  Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); the Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                           (viii) this Agreement has been duly authorized,
                  executed and delivered by the Company and the Trust and constitutes a valid and legally binding agreement of each of the Company and the Trust, in accordance with its terms, subject to any principles of public policy limiting the right to enforce the indemnification provisions contained herein and subject to general principles of equity which may limit the availability of equitable remedies;

                           (ix) the Guarantee has been duly authorized, executed
                  and delivered by the Company and constitutes a valid and legally binding agreement of the Company, in accordance with its terms, subject to general principles of equity which may limit the availability of equitable remedies;

                           (x) the execution, delivery and performance by the
                  Company of the Trust Agreement has been duly authorized by all necessary corporate action on the part of the Company; the Trust Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with the terms thereof, subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of

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                  creditors' rights generally, by general equitable principles
                  (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing;

                           (xi) the Registration Statement, the Prospectus and
                  any supplements or amendments thereto (except for the financial statements and other financial and statistical data therein, as to which such counsel need not express an opinion), as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder;

                           (xii) each document incorporated by reference in the
                  Prospectus, as such document was originally filed pursuant to the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") (except for the financial statements and other financial and statistical data therein, as to which such counsel need not express an opinion), complied as to form when so filed in all material respects with the requirements of the Act or the Exchange Act pursuant to which it was filed and the applicable rules and regulations of the Commission thereunder;

                           (xiii) to the best knowledge of such counsel, no
                  order directed to the adequacy of any document incorporated by reference in the Prospectus has been issued by the Commission, and no challenge by the Commission has been made to the adequacy of any such document;

                           (xiv) the descriptions in the Registration Statement
                  and Prospectus of franchises, regulations, statutes, legal and governmental proceedings and contracts and other documents are accurate as to legal matters, and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus which are not so described (or the descriptions of which are not incorporated by reference therein) as required, nor of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not so described (or the descriptions of which are not incorporated by reference therein) or filed as required, other than proceedings that such counsel believes are not likely to have a material adverse effect on the Company and its subsidiaries taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus;

                           (xv) the Company is not an "investment company" or an
                  entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended;

                           [(xvi) the Company is a "subsidiary" of FirstEnergy
                  Corp., which is a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. FirstEnergy Corp. is exempt from regulation under the Public Utility Holding Company Act pursuant to Section 3(a)(1) thereof and the rules and regulations thereunder promulgated by the Commission and, therefore, the Company is also exempt from such regulation;] and

                           (xvii) the Company and each of its subsidiaries has
                  obtained all necessary consents, authorizations, approvals, orders, licenses, certificates and permits of and from, and has made all declarations and filings with, all foreign, federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, required to own, lease, license and operate and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain, declare or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  In rendering such opinion, such counsel may rely as to all matters of New York law upon the opinion referred to in (c) below and as to all matters of Delaware law upon the opinion referred to in (d) below. In addition, such counsel shall state that nothing has come to the attention of such counsel which would lead such counsel to believe that the Registration Statement or any post-effective amendment thereto


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         (except for the financial and statements and other financial and statistical data included therein, as to which such counsel need express no opinion), at the time such Registration Statement or any amendment became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented or modified by the filing of a document incorporated by reference therein (except for the financial statements and other financial and statistical data therein, as to which such counsel need express no opinion), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) You shall have received, on and as of the Closing Date, the favorable opinion of Pillsbury Winthrop LLP, also counsel for the Company and the Trust, covering the matters in (b) above, except subdivisions (xiv), (xv), (xvi) and (xvii) thereof and stating that the Trust will not be classified as an association taxable as a corporation for federal income tax purposes. In rendering such opinion, such counsel may rely as to all matters of Ohio law upon the opinion referred to in (b) above and as to all matters of Delaware law upon the opinion referred to in (d) below. In addition, such counsel shall state that nothing has come to the attention of such counsel which would lead such counsel to believe that the Registration Statement or any post-effective amendment thereto (except for the financial statements and other financial and statistical data therein, as to which such counsel need express no opinion), at the time such Registration Statement or any amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented or modified by the filing of a document incorporated by reference therein (except for the financial statements and other financial and statistical data therein, as to which such counsel need express no opinion), contains any untrue statement of a material fact of omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) You shall have received, on and as of the Closing Date, the favorable opinion of Richards, Layton & Finger, Delaware counsel to the Company and the Trust, to the effect that (i) the Trust was duly created and is validly existing in good standing as a business trust under the Delaware Act and under the Trust Agreement, has the business trust power and authority to own property and conduct its business as described in the Prospectus; (ii) the Trust Agreement is a legal, valid and binding agreement of the Company and the Trustees (as defined in the Trust Agreement) and is enforceable against the Company and such Trustees in accordance with its terms; (iii) the Preferred Securities have been duly authorized by the Trust Agreement and, when issued and delivered against payment therefor as provided herein, will be validly issued, and subject to the qualifications set forth in such opinion and described below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust, not subject to any preemptive rights; certificates for the Preferred Securities are in due and proper form; (iv) this Agreement has been duly authorized by the Trust; (v) no authorization, approval, consent or order of any Delaware court or governmental authority or agency is required to be obtained by the Trust solely in connection with the issuance and sale of the Preferred Securities; (vi) the issuance and sale by the Trust of the Preferred Securities and Common Securities, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated hereby and the compliance by the Trust with its obligations hereunder do not violate any of the provisions of the Certificate of Trust or the Trust Agreement or any applicable Delaware law or Delaware administrative regulation; and
         (vii) the holders of the Preferred Securities (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware. Such counsel may note that the holders of the Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. Such counsel may also note that the holders of the Preferred Securities may be obligated, pursuant to the Trust Agreement, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Security certificates and the issuance of replacement Preferred Security certificates, and (ii) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Trust Agreement.

                  (e) You shall have received, on and as of the Closing Date, the favorable opinion of Calfee, Halter & Griswold LLP, counsel for the Underwriters, with respect to the issue and sale of the Preferred Securities. In rendering such opinion, such counsel shall state that nothing has come to the attention of such counsel which would lead such counsel to believe that the Registration Statement or any post-effective amendment thereto (except for the financial statements or other financial data therein, as to which such counsel need express no opinion), at the time such Registration Statement or any amendment becomes effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented or modified by the filing of a document incorporated by reference therein (except for the financial statements and other financial data therein, as to which such counsel need express no opinion), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (f) You shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to you, from Arthur Andersen LLP, independent public accountants for the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement or the Prospectus.

                                      VI.

         In further consideration of the agreements of the Underwriters herein contained, the Company and the Trust covenant as follows:

                  (a) To furnish without charge to you a signed copy of the Registration Statement, including all exhibits filed with the Registration Statement and with the documents incorporated by reference therein (other than exhibits which are incorporated by reference therein) and to each other Underwriter a copy of the Registration Statement without exhibits and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any documents incorporated by reference therein at or after the date thereof and any amendments and supplements thereto as you may reasonably request. The terms "supplement" and "amendments" or "amend" as used in this Agreement shall include all documents filed by the Company and the Trust with the Commission subsequent to the date of the Prospectus, pursuant to the Exchange Act which are deemed to be incorporated by reference in the Prospectus.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus or filing with the Commission any document pursuant to Section 13, 14 or 15(d) of the Exchange Act, during the period referred to in paragraph (c) below, to furnish to you a copy of each such proposed amendment, supplement or document.

                  (c) If, during such period (not in excess of nine months) after the first date of the public offering of the Preferred Securities as in the opinion of your counsel a prospectus covering the Preferred Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus or modify the information incorporated by reference therein in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus or modify such information to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Preferred Securities may have been sold by you on behalf of the Underwriters, and to any other dealers upon request, either amendments or supplements to the Prospectus or modifications to the documents incorporated by reference therein, so that the statements in the Prospectus as so amended, supplemented or modified will not, in the light of the circumstances when such Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

                  (d) To endeavor to qualify the Preferred Securities for offer and sale under the securities or Blue Sky laws of such jurisdiction as you shall reasonably request and to pay all filings fees, expenses and legal fees (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Preferred Securities as legal investments under the laws of such jurisdictions as you may designate as well as any filing fees payable in connection with a review of the offering of the Preferred Securities by the National Association of Securities Dealers, Inc.

                  (e) The Preferred Securities have been approved for listing on the New York Stock Exchange ("NYSE"), subject only to official notice of issuance.

                  (f) To make available generally to the Company's security holders as soon as practicable an earning statement covering a twelve month period beginning after the date of this Agreement which earning statement shall satisfy the provisions of Section 11(a) of the Act.

                  (g) During the period beginning on the date of this Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any (A) securities of the Company or the Trust substantially similar to the Subordinated Debentures or the Preferred Securities or (B) other beneficial interests of the Trust, in each case without your prior consent.

                  (h) In the case of the Guarantor, to issue the Guarantee concurrently with the issue and sale of the Preferred Securities as contemplated herein.

                  (i) Whether or not any sale of the Preferred Securities is consummated, to pay all expenses incident to the performance of their obligations under this Agreement, including: (1) the preparation of the Prospectus and all amendments and supplements thereto, (2) the preparation, issuance and delivery of the Preferred Securities, (3) the fees and disbursements of the Company's counsel and accountants and the Trustee and its counsel, if any (but not the fees and disbursements of counsel to the Underwriters), (4) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Prospectus and any amendment or supplement thereto, (5) any fees charged by rating agencies and (6) the fees and expenses, if any, incurred in connection with the admission of the Preferred Securities for trading in any appropriate market system.

                  (j) To use the net proceeds received by it from the sale of the Preferred Securities, in the case of the Trust, and the Subordinated Debentures, in the case of the Company, pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds."

                                      VII.

         The Company and the Trust agree to jointly and severally indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (if used within the period set forth in paragraph (c) of Article VI hereof and as amended, supplemented or modified if the Company or the Trust shall have furnished any amendments, supplements or modifications thereto) or any preliminary prospectus (including documents incorporated by inference therein), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company or the Trust by you or by any Underwriter expressly for use therein; provided, however, that the foregoing indemnification with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased any of the Preferred Securities, if a copy of the Prospectus (other than documents incorporated by reference therein) as then amended or supplemented or modified (if the Company shall have furnished any amendments, supplements or modifications thereto) had not been sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of such Preferred Securities to such person.

         The Company agrees jointly and severally to indemnify and hold harmless the Trust from and against any and all losses, claims, damages and liabilities whatsoever, as due from the Trust under the above paragraph of this Article VII hereof.

         Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Trust, its directors, its officers who sign the Registration Statement and any person controlling the Company and the Trust to the same extent as the foregoing indemnity from the Company and the Trust to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by you or by such Underwriter expressly for use in the Registration Statement or the Prospectus or any preliminary prospectus.

         In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to a conflict of interest between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate counsel for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such counsel shall be designated in writing by you in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company and the Trust in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

         If the indemnification provided for in this Article VII is unavailable to an indemnified party under the second or third paragraphs hereof in respect to any losses, claims, damages or liabilities referred to therein, then each indemnifying party in lieu of indemnifying such indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company and the Trust on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, including relative benefit. The relative fault of the Company and the Trust on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Trust or by the Underwriters and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement of omission.

         The Company and the Trust and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amounts of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Article VII are several in the proportions which the number of Preferred Securities set forth opposite their names in Annex A bear to the total number of Preferred Securities so set forth in Annex A, or in such other proportions as may be determined pursuant to
Article IX, and not joint.

         The indemnity and contribution agreements contained in this Article VII and the representations and warranties of the Company and the Trust in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter to any person controlling any Underwriter or by or on behalf of the Company and the Trust, any of its directors, officers or any person controlling the Company and the Trust and (iii) acceptance of and payment for the Preferred Securities.

                                     VIII.

         This Agreement shall be subject to termination in your absolute discretion, by notice given to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a) (i) through (iv), such event singly or together with any other such event makes it, in your reasonable judgment, impracticable to market the Preferred Securities.

                                      IX.

         This Agreement shall become effective when it has been executed by the Company, the Trust and you.

         If any one or more of the Underwriters shall fail or refuse to purchase the Preferred Securities which it or they have agreed to purchase hereunder, and the total number of Preferred Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Preferred Securities, the other Underwriters shall be obligated severally in the proportions which the number of Preferred Securities set forth opposite their names in Article I bear to the total number of Preferred Securities so set forth opposite the names of all such nondefaulting Underwriters, or in such other proportions as you may specify, to purchase the Preferred Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase; provided that in no event shall the number of Preferred Securities which any Underwriter has agreed to purchase pursuant to
Article I hereof be increased pursuant to this Article IX by an amount in excess of one-ninth of such number of Preferred Securities without the consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase Preferred Securities and the total number of Preferred Securities with respect to which such default occurs is more than one tenth of the total number of the Preferred Securities and arrangements satisfactory to you and the Company and the Trust for the purchase of such Preferred Securities are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or of the Company and the Trust except as provided in Article VII. In any such case which does not result in such termination, either you or the Company and the Trust shall have the right to postpone the Closing Date, but in no event for longer than seven days in each case, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company and the Trust to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company and the Trust shall be unable to perform their obligations under this Agreement, the Company and the Trust will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by them in connection with this Agreement or the offering contemplated hereunder.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         This Agreement may be executed in counterparts each of which shall be deemed to constitute an original and all of which shall be deemed to be one and the same instrument binding on all of the parties hereto.

                                   Very truly yours,

                                   THE CLEVELAND ELECTRIC ILLUMINATING COMPANY



                                   By:
                                      ------------------------------------------

                                   Name and Title:
                                                  ------------------------------




                                   CLEVELAND ELECTRIC FINANCING TRUST I

                                   By: THE CLEVELAND ELECTRIC ILLUMINATING
                                   COMPANY, as Depositor



                                   By:
                                      ------------------------------------------

                                   Name and Title:
                                                  ------------------------------

Accepted ________ ___, 2001
MORGAN STANLEY & CO. INCORPORATED
and the other Underwriters listed on Annex A hereto

BY:  MORGAN STANLEY & CO. INCORPORATED



By:
     -------------------------------------------------------------
     Name and Title:

     Acting severally on behalf of themselves and on behalf of the several Underwriters named herein and on Annex A hereto.

                                                                         Annex A
                                                                 to Underwriting
                                                                       Agreement

                              LIST OF UNDERWRITERS

                                                                       Number of
         Name                                               Preferred Securities
         ----                                               --------------------

Morgan Stanley & Co. Incorporated...........................................
 ............................................................................
 ............................................................................
 ............................................................................
 ............................................................................
 ............................................................................
 ............................................................................
 ............................................................................
 ............................................................................
 ............................................................................
 ............................................................................
 ............................................................................
 ............................................................................
 ............................................................................
 ............................................................................
 ............................................................................
 ............................................................................
 ............................................................................
Total.......................................................................